                                                      REGISTRATION NOS.


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON,  D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                TASTY FRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                                         65-0259052
          ----------                                       ----------
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                         identification nos.)

               650 Sentry Parkway, Suite One, Blue Bell, PA 19422
               --------------------------------------------------
                    (address of principal executive offices)


                  STOCK GRANTS AUTHORIZED BY BOARD OF DIRECTORS
                  ---------------------------------------------
                              (Full title of plan)



        Richard C. Kelly, 650 Sentry Parkway, Ste. 1, Blue Bell, PA 19422
                                  610 941 2109
                                  ------------
             (Name, address and telephone nos. of agent for service)

                         Calculation of Registration Fee

                          Proposed         Proposed
                          Maximum          Maximum
Title of  Securities    Amount to be    Offering Price         Aggregate          Amount of
  to be Registered       Registered       Per Share          Offering Price    Registration Fee
--------------------    ------------    --------------       --------------    ----------------
    Common Stock          444,315            $.50               $222,158            $100


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PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT.

ITEM. 3   INCORPORATION OF DOCUMENTS BY REFERENCE.


     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports with the Securities and Exchange Commission ("Commission"). The Registrant hereby states that (i) the documents listed below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c) and 15(d) of the Securities Exchange Act of 1934 as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-KSB for the period ending January 31, 1998, filed pursuant to Section 13(a) of the Exchange Act, containing audited financial statements for that period;

     (b)  All other reports filed by the Registrant pursuant to Action 13
          (a) or 15 (d) of the Exchange Act since January 31, 1998.

     (c) The description of the Common Stock which is contained in registration statements filed under the Securities Act of 1933, as amended ("Act"), including any amendment or report filed for the purpose of updating such description.

ITEM 4.   DESCRIPTION OF SECURITIES

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTEREST OF NAMED EXPERTS IN SECURITIES

     Not Applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted under Nevada law, the Registrant shall, to the fullest extent permitted, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for therein shall not be deemed exclusive of any other right to which any person may be entitled under any By-law, resolution of shareholders, resolution of directors, agreement or otherwise, as permitted by said articles, as to action in any capacity in which he served at the request of the Registrant.


ITEM 7.   EXEMPTION FORM REGISTRATION CLAIMED

     Not Applicable

ITEM 8.   EXHIBITS

4.1       Copy of resolutions of the Board of Directors dated November 13,
          1998
5         Opinion of The Law Office of Beckman Millman & Sanders, LLP.

24.1 Consent of The Law Office of Beckman Millman & Sanders, LLP (included in Exhibit 5)

24.2 Consent of Schiffman Hughes Brown, independent certified public accountant.

--------------------------------------------------------------------------
ITEM 9.   UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.   The Undersigned Registrant hereby undertakes that, for the purpose of
     determining                     any liability under the Securities
     Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of the Securities Act, each filing of the Registrant's annual report pursuant to Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction he question whether such indemnification bay its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Blue Bell, State of Pennsylvania this 13th day of November, 1998.

TASTY FRIES, INC.

by: /s/ Edward C. Kelly
    ------------------------------
    Edward C. Kelly, President
    Principal Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and of the dates indicated.


/s/ Edward C. Kelly                     Date:  November 13, 1998
---------------------------
Edward C. Kelly, Director


/s/ Leonard Klarich                     Date:  November  13, 1998
---------------------------
Leonard Klarich, Director


/s/ Jurgen Wolf                         Date:  November 13, 1998
---------------------------
Jurgen Wolf, Director


/s/ Ian Lambert                         Date:  November 13, 1998
---------------------------
Ian Lambert, Director


/s/ Kurt Ziemer                         Date:  November 13, 1998
---------------------------
Kurt Ziemer